                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           United Stationers Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

   [LOGO]

                                                                December 7, 1994

Dear Stockholder:

On behalf of United Stationers Inc., I cordially invite you to attend the Annual Meeting of Stockholders on Wednesday, January 11, 1995, in Chicago, Illinois.

At the meeting, stockholders will vote on the election of three nominees to the Board of Directors, on an amendment to the 1981 Stock Incentive Award Plan, and on an amendment to the Management Incentive Plan. Further information concerning the meeting and the nominees for election as directors can be found in the accompanying Notice and Proxy Statement.

The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to attend the meeting or to change your vote at the meeting.

We appreciate your cooperation and interest in United Stationers. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                          Sincerely yours,

                                          [PASTEUP SIG]

                                          JOEL D. SPUNGIN
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

UNITED STATIONERS INC.                  [LOGO]
2200 EAST GOLF ROAD
DES PLAINES, ILLINOIS 60016-1267

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
JANUARY 11, 1995
- ----------------------------

TO THE STOCKHOLDERS OF
UNITED STATIONERS INC.

The Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday, January 11, 1995 at 1:30 p.m., Chicago time, in the Assembly Room, Sixth Floor, of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, for the following purposes:

1. To elect three directors to serve for a three-year term expiring in 1998;

2. To approve an amendment to the 1981 Stock Incentive Award Plan;

3. To approve an amendment to the Management Incentive Plan; and

4. To transact such other business as may properly come before the meeting.

The stock transfer books of the Company will not be closed but only stockholders of record at the close of business on November 14, 1994 will be entitled to notice of, and to vote, at the meeting.

A copy of the Company's Annual Report to Stockholders for the fiscal year ended August 31, 1994 is enclosed.

WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          OTIS H. HALLEEN
                                          SECRETARY

December 7, 1994
Des Plaines, Illinois

UNITED STATIONERS INC.                  [LOGO]
Executive Offices
2200 EAST GOLF ROAD
DES PLAINES, ILLINOIS 60016-1267

- ---------------------------------------------

                                                                December 7, 1994
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JANUARY 11, 1995

- --------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Stationers Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on January 11, 1995. This statement and the accompanying form of proxy are being mailed to stockholders commencing on or about December 7, 1994.

If the enclosed proxy is properly executed and returned to the Company in time for the annual meeting, the shares represented thereby will be voted in accordance with the instructions of the stockholder giving the proxy. A stockholder giving a proxy may revoke it at any time prior to its exercise by written notice of revocation to the Secretary of the Company or by the execution of a proxy bearing a later date or by attending the meeting and voting in person.

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and regular employees of the Company, without special compensation therefor. The Company will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxy materials to their principals.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on November 14, 1994 has been fixed by the Board of Directors as the record date for determining the stockholders entitled to vote at the annual meeting. As of that date, there were 18,594,357 shares of the Company's Common Stock, $.10 par value, issued and outstanding. The Company has no other class of voting securities outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock must be represented in person or by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning the Common Stock ownership as of November 14, 1994 of each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

                                                                                                                            Percent
                                                                                                     Amount and Nature of     of
                               Name and Address of Beneficial Owner                                  Beneficial Ownership    Class
- ---------------------------------------------------------------------------------------------------  --------------------   -------
HW Associates and its Managing Agents, Jerold A. Hecktman,                                               4,904,640(1)          26.2%
  Melvin L. Hecktman, Joel D. Spungin, Barbara (Wolf) Giampaolo,
  Joan Fishman and Barbara Mills
  c/o Joel D. Spungin
  2200 East Golf Road
  Des Plaines, IL 60016
Ariel Capital Management, Inc.                                                                           3,453,420(2)          18.6%
  307 N. Michigan Ave.
  Chicago, IL 60601

- --------

(1) HW Associates is a general partnership of seven partners which holds of record and beneficially 4,712,600 shares of Common Stock of the Company. Each partner is a partnership comprised of members of the families of Jerold A. Hecktman, Melvin L. Hecktman, Joel D. Spungin, Barbara (Wolf) Giampaolo, Joan Fishman and Barbara Mills, respectively, and trusts for the benefit of certain of such family members. Each of Jerold A. Hecktman, Melvin L. Hecktman, Joel D. Spungin, Barbara (Wolf) Giampaolo, Joan Fishman and Barbara Mills is a Managing Agent (but not a partner) in HW Associates. Melvin L. Hecktman and Jerold A. Hecktman are brothers. Joan Fishman and Barbara Mills are sisters. Jerold A. Hecktman, Melvin L. Hecktman and Joel D. Spungin are also directors of the Company. HW Associates shares with its six Managing Agents the right to vote, sell, purchase and otherwise deal with the shares of the Company's Common Stock shown above, held of record by HW Associates. The number of shares listed also includes: (a) 126,910 shares covered by options which are exercisable within 60 days following the date hereof (of which options for 95,710; 8,800 and 22,400 shares are held respectively by Messrs. Spungin, M. Hecktman and J. Hecktman);
(b) 800 shares owned by Mrs. Giampaolo in joint tenancy with her mother and 18,748 shares owned by a revocable trust of which Mrs. Giampaolo is trustee and beneficiary; and (c) 32,866; 6,667 and 6,049 shares held of record and beneficially by Messrs. Spungin, M. Hecktman and J. Hecktman, respectively.

(2) As to all of such shares, Ariel Capital Management, Inc. ("Ariel") serves as investment advisor with shared, sole or no investment or voting power as directed by each client owning said shares. Ariel disclaims beneficial ownership of any of the 3,453,420 shares referred to in this Note (2).

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table, and all of the Company's directors and executive officers as a group as of November 14, 1994.

                                                                                                                        Percent of
                                                                                       Common Stock      Exercisable   Common Stock
                                       Name                                         Beneficially Owned   Options (1)   Outstanding
- ----------------------------------------------------------------------------------  ------------------   -----------   ------------
Douglas K. Chapman                                                                       87,200(3)(4)       1,500(2)        *
E. David Coolidge III                                                                    72,200(4)         13,500(2)      *
Ira A. Eichner                                                                           10,175(5)         13,500(2)      *
David R. Smith                                                                          235,241(4)          3,000(2)      *
Jack Twyman                                                                              53,200(4)          9,500(2)      *
Jerold A. Hecktman                                                                    4,718,649(6)(7)      22,400           25.5%
Joel D. Spungin                                                                       4,745,466(6)(8)      95,710           25.9%
Melvin L. Hecktman                                                                    4,719,267(6)(9)       8,800           25.4%
Jeffrey K. Hewson                                                                        32,755            43,000         *
Allen B. Kravis                                                                          27,661            50,150         *
Steven R. Schwarz                                                                         9,922(10)        32,350         *
Ronald W. Weissman                                                                       11,100               -0-         *
All current directors and officers as a group                                           422,413(11)       382,270(2)         4.2%

- --------
*Less than 1%

(1)  Options exercisable within 60 days of the date of this Proxy Statement.

(2) Does not include 1,500 shares covered by options which will be granted under the Company's Directors' Stock Option Plan to each eligible director who is a director at the end of the Annual Meeting on January 11, 1995; such shares are exercisable at any time after grant for a maximum period of 10 years.

(3) Includes 7,000 shares owned by Mr. Chapman's wife, as to which beneficial ownership by Mr. Chapman is disclaimed.

(4) Includes 52,200 shares held of record by PNC Bank, N.A., as trustee of the United Stationers Inc. Profit Sharing Trust , as to which Douglas K. Chapman, E. David Coolidge III, David R. Smith and Jack Twyman share voting power as members of the Investment Committee of such Trust, and as to which beneficial ownership by Messrs. Chapman, Coolidge, Smith and Twyman is disclaimed.

(5) Includes 1,000 shares owned by Mr. Eichner's wife, as to which beneficial ownership by Mr. Eichner is disclaimed.

(6) Includes the 4,712,600 of the shares of Common Stock, representing 25.3% of the Common Stock outstanding, owned by HW Associates and its Managing Agents. For further information as to HW Associates and its Managing Agents, see Note
(1) under "Security Ownership of Certain Beneficial Owners" on page 2 of this Proxy Statement.

(7) Includes 6,049 shares owned of record and beneficially by Jerold A. Hecktman and the 4,712,600 shares owned by HW Associates and its Managing Agents (referred to in Note (6) of which 1,105,195 shares represent the pro rata equity interest in HW Associates owned by Jerold A. Hecktman Family

Investment Partnership,  an  Illinois limited  partnership  in which  Jerold  A.
Hecktman is the sole general partner ("JAHFIP"). JAHFIP is one of seven partners in HW Associates. Mr. Hecktman disclaims beneficial ownership of any of such 4,712,600 shares in excess of the 1,105,195 referred to in this Note.

(8) Includes 32,866 shares owned of record and beneficially by Mr. Spungin and the 4,712,600 shares reported above as being owned by HW Associates and its Managing Agents (referred to in Note (6) of which 173,121 shares represent the pro rata equity interest in HW Associates owned by Spungin Family Investment
Partnership, an Illinois limited partnership in which Mr. Spungin is the sole general partner ("SFIP"). SFIP is one of seven partners in HW Associates. Mr.
Spungin disclaims beneficial ownership of any of such 4,712,600 shares in excess of the 173,121 referred to in this Note.

(9)   Includes  6,667 shares  owned  of record  and  beneficially by  Melvin  L.
Hecktman, and the 4,712,600 share owned by HW Associates and its Managing Agents
(referred to in Note (6) above) of which 1,149,505 share represent the pro rata equity interest in HW Associates owned by Melvin L. Hecktman Family Investment
Partnership, an Illinois limited partnership in which Melvin L. Hecktman is the sole general partner ("MLHFIP") and by MLH Investment Partnership, a general partnership in which Melvin L. Hecktman is the sole Managing Partner ("MLH")
(285,835 shares for MLHFIP and 863,670 shares for MLH). MLHFIP and MLH are two of seven partners in HW Associates. Mr. Hecktman disclaims beneficial ownership of any of such 4,712,600 shares in excess of the 1,149,505 shares referred to in this Note.

(10) Includes 2,500 restricted shares owned of record by Steven R. Schwarz, which were granted under the Company's 1981 Stock Incentive Award Plan. Such shares are subject to restrictions against sale or transfer for a stated period and are subject to forfeiture if the grantee is not continuously employed for the period of the restriction.

(11) Of the 422,413 shares shown as owned by all current directors and officers as a group, 272,120 shares are held with sole voting and investment power and 150,293 shares are held with shared voting and investment power, including
52,200 shares  held of  record  by PNC  Bank, N.A.,  as  trustee of  the  United
Stationers  Inc. Profit Sharing Trust, as to  which Douglas K. Chapman, E. David
Coolidge III, David R. Smith and Jack Twyman share voting power as members of the Investment Committee of such Trust, and as to which beneficial ownership by Messrs. Chapman, Coolidge, Smith and Twyman is disclaimed; but does not include the 4,712,600 shares of Common Stock reported as being owned by HW Associates and its Managing Agents (see Note (6) above). The number of shares shown as owned by all directors and officers as a group also includes 2,500 shares of restricted stock (referred to in Note (10) above) granted under the Company's
1981 Stock Incentive Award Plan which are subject to restrictions against sale or other transfer for the specified period of the restrictions.

ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, each class as nearly equal in number as possible, and each term consisting of three years.

The Board of Directors presently consists of nine members, three in each class. Three members, the Class II directors, have terms expiring at, and are nominees for election at, the January 11, 1995 Annual Meeting of Stockholders. (In order to balance the representation of inside and outside directors within each class, David R. Smith, who had been a Class II director, was changed to a Class III director and Jerold A. Hecktman, who had been a Class III director, was changed to a Class II director.)

The persons named as proxies intend to vote for the election of the nominees as directors, unless such authority is withheld by the stockholder giving the proxy. If any nominee becomes unavailable for election for any reason the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors. The nominees and certain information furnished or confirmed by them are as follows:

E. DAVID COOLIDGE III (51)

Mr. Coolidge is a partner in the investment banking firm of William Blair & Company and has been affiliated with that company since 1969. He has been a director of the Company since September 22, 1981. He is a member of the Audit Committee, the Finance Committee, the Nominating Committee, and the Compensation Committee, of which he is Chairman.

JEROLD A. HECKTMAN (57)

Jerold A. Hecktman has been Vice President, Advertising of the Company since 1981. Mr. Hecktman also is employed by, and is an executive officer of United Stationers Supply Co., the wholly-owned subsidiary of the Company ("United").

Mr. Hecktman has been a director of the Company since August 18, 1981, and is the Chairman of the Nominating Committee.

JACK TWYMAN (60)

Mr. Twyman is Chairman of the Board of Directors, Chief Executive Officer and a director since 1972 of Super Food Services, Inc., a wholesale grocery company in Cincinnati, Ohio. He has been a director of the Company since November 16, 1987. He is a member of the Compensation Committee, the Nominating Committee and the Audit Committee, of which he is Chairman.

OTHER DIRECTORS

The other directors, whose terms of office as a director will continue after the Annual Meeting, and certain information concerning them are as follows:

                                                                                                                          Served as
                                                                                                                              a
                                                                                                                          Director
                                                                                                                           of the
                                                            Principal Occupation and                                       Company
      Name (Age)                                           Positions with the Company                                       Since
- -----------------------                       ----------------------------------------------------                        ---------
CLASS III DIRECTORS--TERM EXPIRING IN JANUARY 1996

Ira A. Eichner (62)      Chairman of the Board of Directors and Chief Executive Officer of AAR Corp.                        9/22/81
David R. Smith (65)      President of Andlinger & Company.                                                                  6/25/92
Joel D. Spungin (56)     Chairman of the Board of Directors and Chief Executive Officer of the Company.                     8/18/81
CLASS I DIRECTORS--TERM EXPIRING IN JANUARY 1997
Douglas K. Chapman (66)  Former Chairman of the Board and Chief Executive Officer of ACCO World Corporation.                1/12/94
Melvin L. Hecktman (54)  President of Hecktman Management.                                                                  8/18/81
Jeffrey K. Hewson (51)   President and Chief Operating Officer of the Company.                                              4/10/91

Mr. Eichner is Chairman of the Board of Directors since 1973 and Chief Executive Officer since 1955 of AAR Corp., a diversified aviation and aerospace company.

Mr. Smith is President of the private investment firm of Andlinger & Company, Inc. and has been affiliated with that company since 1984. He was Chairman of the Board of Directors and Chief Executive Officer of SDC Distributing Corp. and Stationers Distributing Company, Inc. prior to the merger of those companies with United in June 1992.

Mr. Spungin has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 24, 1988, and from October 12, 1989 until April 10, 1991, he was also President of the Company. Prior to that, since March 1987, he was Vice Chairman of the Board and Chief Executive Officer of the Company. Previously, since August 1981, he was President and Chief Operating Officer of the Company. Mr. Spungin also is employed by and is an officer of United. He also serves as a director of AAR Corp.

Mr. Chapman was Chairman of the Board and Chief Executive Officer of ACCO World Corporation, a manufacturer of office products, until it was sold to American Brands, Inc. in 1987. From 1987 to 1991, he served as vice president of American Brands, Inc., a global consumer products holding company.

Mr. Melvin L. Hecktman is President of Hecktman Management, an investment management and consulting firm. Mr. Hecktman served as Vice Chairman of the Company from September 1, 1989 through August 31, 1993. For several years prior to January 1984, he had served in various executive capacities. Mr. Hecktman also serves as a director of Gulf South Medical Supply, Inc.

Mr. Hewson has been President and Chief Operating Officer of the Company since April 10, 1991. He had been Executive Vice President of the Company since March 1990. Prior to that, he had been President of ACCO International's U.S. Division since 1989 and President of its Canadian Division since 1987. ACCO International is a manufacturer of traditional office products and a subsidiary of American Brands, Inc. American Brands is a global consumer products holding company. He is also employed by and is an executive officer of United.

CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

During the fiscal year ended August 31, 1994, the Board of Directors held eight meetings and took action by unanimous written consent in lieu of meeting on five occasions. Each director attended all of (1) the meetings of the Board of Directors held during the last full fiscal year and (2) the meetings held by all committees of the board on which he served (during the periods that he served) during the last fiscal year.

Directors who are not officers or employees of the Company receive an annual retainer fee of $18,000, plus a fee of $1,000 for each board meeting attended and a fee of $600 for each committee meeting attended. An additional fee of $250 per committee meeting is paid to the chairman of each committee. When Company business requires an overnight stay for a board or committee meeting, an additional $600 is paid. Certain of such fees may be deferred under the Directors' Deferred Compensation Plan. The Company also has a retirement program for its outside directors who have served at least one year as a director. Under the program, directors are entitled to receive, upon their retirement from the board after the age of 65, 50% of their last annual retainer per year of service for those directors with less than seven years of service and 100% of their last annual retainer per year of service as a director for those with 7 or more years of service. In addition, all directors are reimbursed for travel expenses incurred in attending meetings. The Company also maintains a term life insurance policy in the amount of $100,000 for the benefit of each director.

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating Committee.

During the fiscal year ended August 31, 1994, the Executive Committee consisted of Joel D. Spungin (Chairman), Melvin L. Hecktman and Jack J. Crocker through January 1994. Upon Jack Crocker's retirement from the Board of Directors in January 1994, Jeffrey K. Hewson was appointed in his place. The Executive Committee met three times during the last fiscal year. The Executive Committee is authorized to exercise the powers of the Board of Directors in the management of the business and affairs of the Company with certain exceptions. The Executive Committee also serves as the administrative committee for the Company's Voluntary Employees' Beneficiary Association.

During the fiscal year ended August 31, 1994, the Audit Committee consisted of Jack Twyman (Chairman), E. David Coolidge III, Jack J. Crocker, Ira A. Eichner and David R. Smith. Douglas K. Chapman replaced Jack Crocker as a member of the Audit Committee in January 1994. The Audit Committee met four times during the last fiscal year. The functions of the Audit Committee are to recommend the independent public accountants to the Board of Directors; review the scope of the independent public accountants' examination; review the compensation of the independent public accountants; consider the results of the independent public accountants' review of internal accounting controls and suggestions for improvements; discuss matters of concern to the independent public accountants resulting from the audit; review changes in accounting principles in the financial statements; and review nonauditing services performed for the Company by the independent public accountants.

During the fiscal year ended August 31, 1994, the Compensation Committee consisted of E. David Coolidge III (Chairman), Jack J. Crocker, David R. Smith and Jack Twyman. Douglas K. Chapman replaced Jack J. Crocker upon his retirement in January 1994. The Compensation Committee met three times during the last fiscal year. The Compensation Committee reviews and makes recommendations upon proposals by management as to compensation, bonuses, employment agreements and other benefits, and policies respecting such matters, for the officers of the Company and its subsidiaries. The members of the Compensation Committee also serve as the Plan Administrative Committee for the Company's 1981 Stock Incentive Award Plan, as the Incentive Committee of the Management Incentive Plan, as the Committee administering the Executive Bonus Plan, as the Administrative Committee for the 1985 Nonqualified Stock Option Plan and as the Investment Committee for the United Stationers Inc. Profit Sharing Trust.

During the fiscal year ended August 31, 1994, the Finance Committee consisted of Joel D. Spungin (Chairman), E. David Coolidge III, Ira A. Eichner, Melvin L. Hecktman and David R. Smith. The Finance Committee met two times during the last fiscal year. The function of the Finance Committee is to review management's proposed policies and actions, and make appropriate recommendations to the Board of Directors regarding: the Company's basic capital structure and long-term financial goals; the type, timing, amount and cost of long-term debt and equity financing; acquisition and divestiture opportunities; the repurchase of the Company's shares; the annual operating and capital expenditure plans; liquidity management; capital acquisitions and dispositions in excess of $1.5 million; and dividend policy and quarterly payments.

During the fiscal year ended August 31, 1994, the Nominating Committee consisted of Jerold A. Hecktman (Chairman), Jack J. Crocker, E. David Coolidge III and Ira
A. Eichner. Jack Twyman was named to replace Jack Crocker at the January 1994 meeting. The Nominating Committee met once during the fiscal year ended August 31, 1994. The Nominating Committee was formed to seek nominees for the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Any stockholder wishing to submit a recommendation to the Nominating Committee should send a signed letter of recommendation to United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267,
Attention: Otis H. Halleen, Secretary. Recommendation letters should state the full name and address of each proposed nominee, a brief resume, a brief biographical history including past and current directorships and employment, and the reasons for recommendation. Nominations for election at the Company's Annual Meeting to be held in January 1996 must be submitted no later than October 13, 1995.

PROPOSAL TO APPROVE AN AMENDMENT TO THE 1981 STOCK INCENTIVE AWARD PLAN

The 1981 Stock Incentive Award Plan (the "1981 Plan") became effective in 1981 and is due to expire on September 22, 2001. The 1981 Plan is administered by a plan administrative committee consisting of the members of the Board's Compensation Committee. The committee is authorized to grant non-qualified stock options and/or restricted stock to such key managerial employees, at such times, in such amounts, and on such terms and subject to such restrictions as the committee deems appropriate to accomplish the purposes of the Plan.

As of August 31, 1994, the end of the Company's fiscal year, there were approximately 177 employees eligible to participate in the 1981 Plan; approximately 170 employees hold options under the Plan as of that date. During the fiscal year ended August 31, 1994, options for 224,800 shares were granted to 134 employees on October 22, 1993 at an exercise price of $16.25 per share, an option for 7,000 shares was granted to one officer on April 13, 1994 at an exercise price of $12.50 per share, and options for 169,250 shares were granted to 121 employees on August 24, 1994 at an exercise price of $10.00.

On October 11, 1994, the Board of Directors adopted an amendment to the 1981 Plan, and directed that the amendment be submitted to the stockholders for approval at the next annual meeting. The amendment (i) increases the number of shares of common stock available for award by 10% or 162,000 shares, from 1,620,000 shares to 1,782,000 shares, subject to anti-dilution adjustments, and
(ii) authorizes the committee, at the time of making a grant, to specify that a portion of the exercise price may be paid by delivery of a promissory note to the Company.

The specific proposed amendment to the 1981 Plan is attached as Appendix A to this Proxy Statement.

The reasons for the amendment are as follows:

Of the 1,620,000 shares previously covered by the 1981 Plan, as of October 11, 1994 options were outstanding for a total of 1,114,000 shares at exercise prices ranging from $8.64 to $19.39 per share. A total of 420,306 shares have been issued upon the exercise of options (and 56,750 shares of restricted stock have been issued), and 28,944 shares remain available for grant of additional awards. It is anticipated that certain of the presently outstanding options will expire or lapse without exercise. The shares reserved for issuance upon exercise of those options will then become available for future grants. Nevertheless, the Company believes that the shares available and to become available will be insufficient to cover the remaining term of the Plan (until 2001), and it will be necessary and appropriate to adopt a new option plan within the next year or two. The purpose for increasing the number of authorized shares by 10%, or 162,000 shares, is to make available a sufficient number of shares for a special option grant (described below) and to cover anticipated needs until a new plan is adopted.

Management and the Board of Directors deem it to be in the best interests of the Company and its stockholders for officers of the Company and its subsidiary to have a substantial equity investment in the Company. To assist the officers, the Board of Directors also adopted an amendment to Section 5(g) of the 1981 Plan to permit participants in the Plan, when specifically authorized by the Compensation Committee, to pay for shares in part by delivery of a promissory note to the Company.

Section 5(g) of the 1981 Plan, as amended, states:

    "METHOD OF EXERCISE"
    "Options may be exercised by giving written notice to the Treasurer of the Company, stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment therefor. Payment for Common Stock, whether in cash, other shares of Common Stock or other property, shall be made in full at the time that an option, or any part thereof, is exercised, or in such other manner and at such other time as the Committee shall authorize at the time of grant, including, without limitation, by delivery of a note of the individual exercising the option."

The amendment added the underlined language.

The Committee thereafter, on October 13, 1994, granted special short-term options to the officers of the Company and its subsidiary, exercisable only after approval of the Plan amendment by the stockholders and no later than February 1, 1995. The exercise price for these special options is $10.50 per share, the fair market value of the stock on the date of grant. Shares acquired upon exercise of these options must be held for at least two years. Up to 50% of the exercise price may be paid by a full-recourse promissory note being delivered to the Company. The notes will bear interest, payable quarterly, at the Company's borrowing rate. 15% of the principal will be payable annually, and the entire remaining principal will become due in 5 years or earlier if the officer's employment terminates or in the event of the transfer or sale of the shares.

Options for a total of 100,000 shares were granted to 23 officers under this special grant, including options for 1,500, 5,000 and 5,000 shares, respectively for Messrs. Hewson, Kravis and Schwarz, and options for a total of 18,000 shares for six other executive officers of the Company.

The Committee has no present plans to grant any further options permitting the use of promissory notes as partial payment for exercise of the options, but the amendment will permit them to do so, should circumstances warrant.

The Board of Directors recommends a vote FOR approval and ratification of the amendment to the 1981 Stock Incentive Award Plan.

The affirmative vote of the holders of not less than a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the meeting is required to adopt the proposal, which reads as follows:

    "RESOLVED: that the amendment to the Company's 1981 Stock Incentive Award Plan, as adopted by the Board of Directors, is hereby approved and ratified.

PROPOSAL TO APPROVE AN AMENDMENT TO THE MANAGEMENT INCENTIVE PLAN

The Company's Management Incentive Plan ("MIP") provides annual incentive compensation opportunities to officers and upper management level participants based on Company performance, region and/or division performance and, for certain participants, personal performance. Under the MIP, annual targets are set by the Board of Directors and bonuses are awarded based on percentage attainment of the targets.

Bonuses earned under the MIP have been payable in cash after the end of each fiscal year. On October 11, 1994, the Board of Directors, in order to encourage management employees to acquire ownership interests in the Company, adopted an amendment to the MIP permitting participants to elect to receive up to one-half of their earned bonus in Company common stock, and directed that the amendment be submitted for approval by the stockholders at the next annual meeting.

A copy of the Amendment is attached as Appendix B to this proxy statement.

Under the amendment, participants who so elect may receive Company common stock having a value equal to 120% of the cash value. Elections to receive common stock in lieu of cash as part of the bonus must be made prior to the end of the fiscal year (except that executive officers of the Company must make their election, if any, by February 28 of each fiscal year).

Any shares of common stock awarded under the MIP must be held for at least two years. No more than 300,000 shares may be issued under the MIP.

As of August 31, 1994, approximately 177 management employees were eligible to participate in the MIP. All of the eligible participants will be entitled to elect to receive common stock as part of their bonus. Common stock received as part of the bonus will be taxable to the participant based on the value of the stock received. Any taxes required to be withheld will be withheld from the cash portion of the participant's bonus.

The Board of Directors recommends a vote FOR approval and ratification of the amendment to the Management Incentive Plan, in order to encourage management employees to acquire a further equity interest in the Company to align their interests with those of the other stockholders of the Company.

The affirmative vote of holders of not less than a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the meeting is required for the adoption of the proposal, which reads as follows:

    "RESOLVED: that the amendment to the Company's Management Incentive Plan, in the form adopted by the Board of Directors on October 11, 1994, be and it is hereby approved and ratified."

EXECUTIVE COMPENSATION

The table and notes below show the compensation paid to the Chief Executive Officer and the four other highest-paid officers of the Company who served as such executive officers on August 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-term Compensation
                                                          Annual Compensation                Awards         Long-Term
                                          Fiscal                            Other      Restricted           Incentive
                                           year                             annual       stock                Plan      All other
           Name and principal             ended   Salary (1)    Bonus    compensation   Award(s)   Options   payouts   compensation
                Position                   8/31      ($)         ($)       ($) (2)      ($) (4)      (#)     ($) (5)   ($) (2)(6)

Joel D. Spungin                            1994      431,667     --             (3   )    --       45,000     41,198      11,416
CHAIRMAN AND CHIEF                         1993      420,500    201,344         (3   )    --         --       37,683      13,243
EXECUTIVE OFFICER                          1992      401,975    262,006                   --       30,000     12,088

Jeffrey K. Hewson                          1994      309,167     --             (3   )    --       38,000     23,169       5,076
PRESIDENT AND CHIEF                        1993      286,250    119,074         (3   )    --         --       14,283       6,382
OPERATING OFFICER                          1992      268,750    158,125                   85,000   50,000      --

Ronald W. Weissman                         1994      216,500     19,530         (3   )    --         --       12,902       5,199
EXECUTIVE VICE PRES.                       1993      213,750     74,810         (3   )    --         --       14,833       7,378
                                           1992      207,500    107,625                   --        7,500      4,489

Allen B. Kravis                            1994      188,469     --             (3   )    --       21,000     11,451       4,559
SR. VICE PRES., CHIEF                      1993      175,250     65,260         (3   )    --         --        9,834       6,494
FINANCIAL OFFICER                          1992      158,583     81,488                   21,250   25,000      2,105

Steven R. Schwarz                          1994      181,890     15,818         (3   )    --       21,000      9,677         822
SR. VICE PRESIDENT                         1993      169,875     57,279         (3   )    --         --        8,226       2,861
                                           1992      152,250     66,500                   34,375   15,000        918

- --------
(1) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's Profit Sharing PluSavings Plan.

(2) Disclosure of "Other annual compensation" and "All other compensation" is not required for the fiscal year ended August 31, 1992.

(3) No amounts of "Other annual compensation" were paid to any named executive officer, except for perquisites and other personal benefits which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus bonus.

(4) Restricted stock awards are valued at the market price on date of grant. Grants are made under the 1981 Stock Incentive Award Plan, and include tax withholding rights which permit the officer to elect to have shares withheld to satisfy federal, state and local tax withholding requirements when the shares become unrestricted, generally three years after the grant date.

     Dividends are paid on restricted shares at the same rate paid to all shareholders. On August 31, 1994, Mr. Schwarz held 2,500 shares of restricted stock valued at year-end market value for Common Stock of $9.50 per share, or a total value of $23,750.

(5)  Includes payments from Executive Bonus Plan (as described within the
     Compensation Committee Report on page 14) of awards earned in prior years payable in three annual installments as shown below. Awards are partly
     (30%) in cash and partly (70%) in Share Units which are converted to and paid out in common stock. Cash payments include earnings on the cash amounts based on the Company's ROE or the treasury bill rate. Stock payments are valued at the stock price as of the date of the award of Share
     Units:

                                   Spungin  Hewson   Weissman   Kravis  Schwarz
                                   -------  -------  --------   ------  -------
1994:
  Cash                             $15,789  $ 8,885   $4,975    $4,402  $3,730
  Stock                            $25,409  $14,284   $7,927    $7,049  $5,947
1993:
  Cash                             $13,224  $ 4,478   $5,173    $3,328  $2,687
  Stock                            $24,460  $ 9,805   $9,659    $6,506  $5,539
1992:
  Cash                             $ 5,059        0   $1,878    $  880  $  386
  Stock                            $ 7,029        0   $2,611    $1,225  $  532

(6) Includes (a)Company contributions to the Company's Profit Sharing PluSavings Plan (Mr. Spungin -0-, Mr. Hewson -0-, Mr. Weissman -0-, Mr. Kravis -0-and Mr. Schwarz -0-; and (b) premiums paid during 1994 for Split Dollar Life, Group Life and Accidental Death insurance policies (Mr. Spungin $11,416, Mr. Hewson $5,076, Mr. Weissman, $5,199, Mr. Kravis $4,559 and Mr. Schwarz $822.)

LONG-TERM INCENTIVE PLAN

For Fiscal 1994, no bonuses were earned under the Company's long-term incentive plan, the Executive Bonus Plan (described in the Compensation Committee Report on page 17).

Options were granted during the fiscal year ended August 31, 1994 to all of the executives named in the Summary Compensation Table on October 22, 1993 and August 24, 1994. The following table contains information concerning such grants:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                Potential realizable
                                                                                                  value at assumed
                                                        Individual Grants                         annual rates of
                                    ----------------------------------------------------------      stock price
                                                   Percent of total                               appreciation for
                                      Options     options granted to   Exercise or                option term (5)
                                    Granted (1)   employees in fiscal  base price   Expiration  --------------------
               Name                     (#)            year (4)          ($/Sh)        Date       5%($)     10%($)
- ----------------------------------  ------------  -------------------  -----------  ----------  ---------  ---------
Joel D. Spungin                        25,000(2)            6.2%            16.25     10/21/99    138,164    313,447
                                       20,000(3)            5.0%            10.00     08/23/98     43,101     92,820
Jeffrey K. Hewson                      20,000(2)            5.0%            16.25     10/21/99    110,531    250,757
                                       18,000(3)            4.5%            10.00     08/23/98     38,791     83,538
Ronald W. Weissman                        -0-             --               --           --         --         --
Allen B. Kravis                         12,000  (2)            3.0     %      16.25   10/21/99     66,319    150,454
                                         9,000  (3)            2.2     %      10.00   08/23/98     19,396     41,769
Steven R. Schwarz                       12,000  (2)            3.0     %      16.25   10/21/99     66,319    150,454
                                         9,000  (3)            2.2     %      10.00   08/23/98     19,396     41,769

- --------
(1) Options are granted under the 1981 Stock Incentive Award Plan at market price on the date of grant.

(2) Options granted October 22, 1993 become exercisable in four equal annual increments commencing October 21, 1994.

(3) Options granted August 24, 1994 become exercisable in three equal annual increments commencing August 23, 1995.

(4)  Based on 401,050 options granted to employees during the fiscal year.

(5) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules of the Securities and Exchange Commission, and are not intended to forecast future appreciation, if any, in the price of the Company's stock. The actual value of the options will vary in accordance with the market price of the Company's common stock; any such variance will affect all stockholders commensurately.

The following table contains information concerning option exercises during the last fiscal year by each of the named executive officers and the fiscal year end values:

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                           Value of Unexercised
                                                                             Number of Unexercised             in-the-Money
                                                 Shares                        Options at FY-End           Options at FY-End (1)
                                               acquired on      Value     ---------------------------   ---------------------------
                   Name                       exercise (#)     realized ($) Exercisable Unexercisable   Exercisable   Unexercisable
- -------------------------------------------  ---------------   --------   -----------   -------------   -----------   -------------

Joel D. Spungin                                 --              --          88,310         67,800         $6,192         $4,128
Jeffrey K. Hewson                               --              --          47,000         71,000         $8,310         $5,540
Ronald W. Weissman                              --              --          71,610         12,500         $5,160         $3,440
Allen B. Kravis                                 --              --          44,750         38,000         $3,840         $2,560
Steven R. Schwarz                               --              --          26,450         35,000         $3,870         $2,580

- --------
(1) The values given are based on the closing price of the Company's Common Stock on August 31, 1994 which was $9.50, less the exercise price, before payment of applicable income taxes.

EMPLOYMENT AGREEMENTS

Joel D. Spungin has an employment and consulting agreement under which Mr. Spungin is to be employed at a salary of not less than $425,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The term of employment is until August 31, 1995, unless the agreement is extended or amended. Upon termination of the term of employment, other than by the Company for cause, the Company will retain Mr. Spungin as a consultant for a ten-year period commencing at the completion of the term of employment, to render such advisory and consulting services as the Company may reasonably request. The compensation payable to Mr. Spungin during each year of the consulting period will be equal to two-thirds of the highest compensation Mr. Spungin received during any one of the five fiscal years preceding the commencement of the consulting term, but not to exceed $550,000 per year. In the event of a change in control of the Company of the type required to be reported under the Securities Exchange Act of 1934, as amended, (1) Mr. Spungin may elect to have the Company establish a trust funded with an amount sufficient to provide the payments due Mr. Spungin under the agreement and (2) Mr. Spungin will be entitled to be paid an amount equal to the amount of any excise tax which may be imposed on Mr. Spungin by Section 4999 of the Internal Revenue Code of 1986 ("Code") together with any amount necessary to satisfy any federal, state and local income tax arising therefrom. Upon Mr. Spungin's death during the employment term, consulting period or thereafter, his wife, if living, will receive one-half of the consulting payments to which Mr. Spungin was entitled annually for ten years following his death, or until her earlier death. A trust has been established by the Company, and a life insurance policy has been purchased by the company to be held by the trust, to provide for the Company's obligations to Mrs. Spungin under the agreement.

Employment and consulting agreements have been entered into with Messrs. Hewson, Weissman, Kravis, Schwarz and four other current executive officers not individually named in the Summary Compensation Table on page 12. The agreements generally provide for annual compensation of not less than the officer's salary at the time the employment agreement was made, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The term of employment is for two years, and is extended one day for each day of employment since the date of the agreement, so that in effect there is continuously two years remaining on the term of employment. Either party may terminate the agreement for any reason by giving a two year Notice of Termination. Otherwise, if the officer's employment should be terminated by the Company, other than for cause, or if the officer should terminate for good reason, or in the event of his disability, the officer will be entitled to be paid an amount equal to twice the highest compensation he had received during any one of the three calendar years preceding the termination, payable in 24 equal monthly installments. If not sooner terminated, the employment agreement will end when the officer reaches age 65 at which time the officer may choose to become a consultant to the Company for a period of four years at one-half of his annual compensation. The agreement terminates in the event of death. The agreement also contains provisions restricting the disclosure of proprietary materials and confidential information and restricts the officer from being employed by or consulting with any competing firm during the employment term and for up to two years thereafter. In April 1991, at the time he became president of the Company, Mr. Hewson's agreement was amended to provide that if his employment is not terminated voluntarily without good reason or by the Company for cause within six months after a change in control of the Company, the term of employment will become three years rather than two years. Effective September 1, 1994, Mr. Weissman's contract terminated by mutual agreement and Mr. Weissman took early retirement.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is made up entirely of outside Directors. The Committee is responsible for recommending to the Board of Directors annual competitive base compensation structures, and appropriate bonus payouts for officers and senior management based on performance, and awards under the Company's Stock Incentive Award Plan to align long-term executive compensation with the interests of shareholders.

PHILOSOPHY

The Compensation Committee is guided by the following principles:

        - Compensation programs are designed to provide competitive base salaries, annual incentive, and long-term rewards when Company objectives are met. The Company uses stock options and restricted stock grants primarily to align management's interests with those of the Company's shareholders.

        - Compensation programs are designed simply, whenever possible, for ease of understanding. Participants are fully informed about what the possible rewards are, and what they must do to earn them.

        - Total compensation is aimed at being competitive with an appropriate comparative group of companies. Hewitt Associates, an outside compensation consultant, works closely with management and reports to the Compensation Committee on how the Company's compensation practices compare to the practices within the comparative companies.

COMPONENTS OF OVERALL COMPENSATION

The Compensation Committee considers several factors when determining compensation of executives, other officers, and senior managers.

        - Company Performance - The Committee sets, in conjunction with the Board of Directors, annual earnings, return to shareholders' equity targets, which are used in determining the level of incentive awards.

        - Individual Performance - The Committee considers in addition to the business results achieved, the accomplishment of various other managerial objectives and personal goals.

        - Competitive Practice - The Committee regularly receives reports from Hewitt Associates, a nationally recognized compensation practice consulting firm, which summarizes and evaluates United Stationers' compensation practices against a group of approximately forty comparative companies, extracted from the Hewitt Total Compensation Data Base and from recent proxy statements. Comparative companies are for the most part, from the office equipment and wholesale trade industries. The comparative companies include: (1) companies included in the Value Line Peer Group Index shown in the Comparative Five-Year Total Returns graph shown on page 19 of this Proxy Statement;
          (2) selected Chicago area and wholesale non-durable goods companies, and, (3) companies with market capitalizations comparable to the Company's. The companies in the sample are chosen as representative of companies with which United Stationers generally competes for management and executive talent. The comparisons review base salary, annual bonus, and long-term incentive awards for the CEO and other officer positions. Hewitt and the Compensation Committee believe that this sample of benchmark positions provides guidance to overall pay practices.

TARGETED COMPENSATION

Total compensation for officers and management individuals is targeted at the median compensation of comparable companies.

SALARY

A salary range for each position is developed based on average base pay for similar positions at Hewitt's comparative companies. The salaries of executives, officers, and senior managers are reviewed annually against these ranges with adjustments in base compensation normally becoming effective on December 1st. As part of the Company's cost control actions, the base compensation of all officers was frozen, so that no adjustments became effective on December 1, 1994.

The Compensation Committee generally considers level of responsibility, performance, internal equity, and competitive base compensation practices when determining salary adjustments. During 1994, Mr. Spungin's base salary was comparable to CEO positions in comparative companies. See the description of Mr. Spungin's employment and consulting agreement on page 15 of this Proxy Statement.

BONUS PLANS

A Management Incentive Plan provides annual incentive compensation opportunities to officers and other upper management level participants based on Company performance, region and/or division performance, and personal performance. Under this Plan, annual targets are set by the Board of Directors and bonuses are awarded under a formula based on percentage attainment of the targets. The incentive awards for the CEO, COO and CFO are based solely on the earnings performance of the Company. If the Company fails to produce minimum targeted results, no incentives are paid to the CEO, COO or CFO. For Fiscal 1994, the Company failed to meet the targets set by the Compensation Committee; therefore, no bonuses were earned by the executive officers based on Company performance although certain officers (other than the CEO, COO and CFO) did earn bonuses based on personal performance targets.

There is also an Executive Bonus Plan applying to senior officers. While the Plan provides annual incentive opportunity, it also focuses on long-term results. Annual targets are established by the Compensation Committee measured by return on equity ("ROE"). Bonus awards are made annually, if earned, based on the percentage achievement of targets set, with 50% of the awards deferred and paid over a three-year period. Of the deferred amounts, approximately 30% is in cash to be paid in three annual installments. The deferred cash portion may increase based on the subsequent ROE performance. The other 70% of the deferred award is converted to "Share Units" having a value equal to the market price of one share of Company common stock. Thus the value of the Share Units rises and falls in response to market fluctuations. The Share Units are converted into Common Stock upon distribution in three annual increments. For fiscal 1994, no bonuses were earned under the Executive Bonus Plan since the Company failed to meet the ROE target set by the Committee.

Almost half of Mr. Spungin's total potential compensation is dependent upon Company performance. When targeted objectives (that are in the judgment of the Committee reasonably difficult to attain) are reached, annual incentives range from 47% of total compensation for Mr. Spungin to 29% of total compensation for certain other executive officers. If Company performance significantly exceeds annual targeted objectives, maximum incentive awards ranging up to 58% of total compensation for Mr. Spungin, and up to 38% of total compensation for certain other executive officers may be earned.

LONG-TERM INCENTIVE COMPENSATION

The Committee believes that grants of stock options and restricted stock provide performance incentives to senior executives and key employees who are responsible for the management, growth and financial success of the Company. Options are priced at 100 percent of the market value on the date of grant. Since stock options have no economic value to recipients until the price of the Company's stock exceeds the grant price, the participants are motivated to manage the business in ways that over the long term will benefit stockholders through an increase in stock price. As a general rule, the Compensation Committee considers the level of job responsibility and the participant's potential impact on the Company's performance in arriving at the number of shares to be granted under the stock option plans. Option grants have been approved in three of the past four years for most participants. Grants are given under a vesting plan which is designed to tie the individual to the Company for the long term and align management's interests with the shareholders. The Company's long term incentives are generally considered as conservative, according to Hewitt Associates, when ranked against comparative companies.

Respectfully submitted:
COMPENSATION COMMITTEE

E. David Coolidge III, Chairman
Douglas K. Chapman
David R. Smith
Jack Twyman

STOCK PERFORMANCE GRAPH

The following graph sets forth the annual percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five fiscal years, compared with the cumulative total returns of the NASDAQ Stock market (U.S. Companies) and a peer group comprised of companies included within the Value Line's Office Equipment and Supplies Industry. The comparison assumes $100 was invested on August 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                      Comparative Five-Year Total Returns

           United Stationers (USTR), Nasdaq Stock Market, Peer Group
                     (Performance results through 08/31/94)

              [STOCK PERFORMANCE GRAPH FILED UNDER COVER FORM SE]

         1 Nasdaq Stock Market (US Companies)
         2 Value Line Office Equipment and Supplies Industry

PROFIT SHARING PLUSAVINGS PLAN

The Company has a qualified Profit Sharing Plan in which all salaried employees and certain hourly paid employees of the Company and its subsidiaries are eligible to participate following completion of six consecutive months of employment. The Profit Sharing Plan provides for annual contributions by the Company in an amount determined by the Board of Directors. The Plan consists of a "Basic Contribution," "Excess Contribution" and "Matching Contributions." The Basic Contribution is allocated based on the ratio of each participant's earnings to the earnings of all participants for the year. Allocations under the Excess Contribution are based upon participants' earnings in excess of 85% of the Social Security Taxable Wage Base. The portion vested under the Basic Contribution described above will be immediately fully vested in the participant's account. The portion described under the Excess Contribution vests 10% each year for the first four years and 20% per year thereafter, until fully vested after seven years. Upon retirement, death or disability, a participant or his beneficiary is entitled to the entire amount of his account. A participant whose employment terminates for any reason other than retirement, death or disability is entitled to only the vested portion of his account. The plan also permits employees to have contributions made as 401(k) salary deferrals on their behalf and to make after-tax voluntary contributions.

There was no Company contribution to the Profit Sharing PluSavings Plan for the year ended August 31, 1994 (except for the Matching Contributions described below).

The Plan provides that the Company may match employee contributions made as 401(k) salary deferrals. The Company is contributing $.25 for each $1.00 of pre-tax employee contributions, on contributions up to 4% of eligible wages. For the year ended August 31, 1994, the Company paid $494,347 in matching contributions.

PENSION PLANS

The Company and its subsidiary maintain noncontributory pension plans covering substantially all employees. Employees are eligible to participate following the conclusion of twelve consecutive months of employment and the attainment of age
21. The Pension Plan provides for annual retirement benefits at age 65 equal to one percent of an employee's career-average annual compensation (as reported to the Internal Revenue Service) multiplied by the number of years of credited service up to a maximum of 40 years; however, an employee's annual compensation for each year of service prior to September 1989, is deemed to be the compensation earned by such employee during the twelve month period ending on August 31, 1989. Employees' pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity, and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under this plan is 65. The Pension Plan contribution accrued for the fiscal year ended August 31, 1994 was $1,705,817.

United also maintains a number of retirement benefit plans for its employees who are covered under collective bargaining agreements.

The following table sets forth the estimated annual benefits upon retirement at age 65 under the pension plan to the five executive officers individually named in the Summary Compensation Table on page 12 (calculated on the basis of estimated years of service at retirement age and levels of compensation paid in calendar year 1994, assuming 5.5% compounded annual increases):

                                                                     ESTIMATED ANNUAL PENSION
NAME OF PARTICIPANT                                                       AT RETIREMENT
- ------------------------------------------------------------------  --------------------------
Joel D. Spungin                                                            $    150,493
Jeffrey K. Hewson                                                          $     37,607
Ronald W. Weissman                                                         $     65,071
Allen B. Kravis                                                            $     43,818
Steven R. Schwarz                                                          $     85,042

As of August 31, 1994, the credited years of service under the Pension Plan for the five individuals named were as follows: Mr. Spungin, 36 years; Mr. Hewson, 4 years; Mr. Weissman, 26 years; Mr. Kravis, 19 years and Mr. Schwarz, 17 years.

The Company's contributions to the Pension Plan are not allocated to the accounts of the individual participants.

SUPPLEMENTAL BENEFITS PLAN

The Board of Directors has adopted a nonqualified unfunded program ("Supplemental Benefits Plan") to provide for the payment to individuals of benefits which would otherwise be payable under the Company's Pension Plan and Profit Sharing PluSavings Plan but which may not be paid under such plans due to limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code. In addition, the plan also provides that a participant in the plan who has reached 40 years of service and age 65, but continues as an employee (for example, under a consulting agreement) would be able to elect to receive, upon retirement, the lump sum amount to which he or she would have been entitled had retirement begun at age 65. As of September 1, 1994, Messrs. Spungin, Hewson, Weissman, Kravis, and Schwarz would be entitled to receive potential annual pension payments, pursuant to the Supplemental Benefits Plan, of approximately $93,089, $109,434, $4,303, $17,625 and $79,031 respectively, commencing at normal retirement age.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Melvin L. Hecktman, who resigned as vice chairman of the Company effective September 1, 1993, has a consulting agreement with the Company by which Mr. Hecktman, until February 28, 1995, will receive annual compensation of $275,000, plus participation in all bonus and other benefit plans generally available to executive officers of the Company. The amount of his consulting compensation is subject to reduction by the amount of compensation he may receive from new employment. Under the terms of the consulting agreement, Mr. Hecktman will render such advisory and consulting services as requested by the Company. If Mr. Hecktman dies during the consulting term, his wife shall receive of one-half of the consulting payments to which Mr. Hecktman is entitled, such payments to his wife to continue for the balance of Mr. Hecktman's consulting term or until her earlier death. Mr. Hecktman is restricted from disclosing proprietary materials and confidential information. In addition, Mr. Hecktman is restricted from being employed by or consulting with any competing firm during the consulting period.

Mr. Coolidge, a director of the Company, is a partner of William Blair & Company, which from time to time has rendered investment banking and related services to the Company, for which the Company has paid customary fees.

FILINGS UNDER SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's Common Stock with the Securities and Exchange Commission. Based on Company records and other information, the Company believes that with respect to the fiscal year ended August 31, 1994 all Section 16(a) filing requirements applicable to its directors and officers were in compliance.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the firm of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending August 31, 1995. Arthur Andersen has served as the Company's independent public accountants since the Company's organization in 1981.

Representatives of Arthur Andersen are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of stockholders to be held in January 1996 must be received by the Company no later than August 10, 1995 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

OTHER MATTERS

Management does not know of any other matter to be presented for action by the stockholders at the Annual Meeting. The persons named in the accompanying proxy will vote such proxy as determined by a majority of the Board of Directors with respect to any other matter not now known which is properly brought before the meeting.

                                          By Order of the Board of Directors

                                          PASTEUP SIG

                                          OTIS H. HALLEEN
                                          SECRETARY
                                          Des Plaines, Illinois

                                                                      APPENDIX A

                                  AMENDMENT TO
                             UNITED STATIONERS INC.
                        1981 STOCK INCENTIVE AWARD PLAN

                       Amendment Adopted October 11, 1994

1. The United Stationers Inc. 1981 Stock Incentive Award Plan (the "Plan") is amended as follows:

    a. Section 4 of the Plan is amended by deleting the number "1,620,000" in the first sentence and substituting therefor "1,782,000"

    b. Section 5(g) of the Plan is amended by adding at the end thereof, after the word "grant," the following: "including, without limitation, by delivery of a note of the individual exercising the option."

2. This Amendment shall be subject to approval by the stockholders of the Company.

                                                                      APPENDIX B

                                  AMENDMENT TO
                               UNITED STATIONERS INC.
                             MANAGEMENT INCENTIVE PLAN

                            Dated: October 11, 1994

1. Section 5 of the United Stationers Inc. Management Incentive Plan (as amended and restated as of September 1, 1988) is hereby amended by adding thereto, as paragraphs 5.2 through 5.5 thereof, the following:

    5.2 ALTERNATIVE FORM OF PAYMENT. Alternatively, Participants may elect to receive up to one-half of their Final Awards in common stock of the Company. Any Participant who so elects may receive shares of common stock of the Company having a value, as of the end of the Plan Year, equal to 120% of the cash value of the selected portion of the Award.

    5.3 TIME FOR ELECTION. Participants must make their election, if any, to receive common stock prior to the end of the Plan Year, except that Executive Officers of the Company must make their election, if any, on or before February 28 in each Plan Year. No such election will be valid for the Plan Year in which the Participant's employment terminates.

    5.4 LIMITATIONS ON TRANSFER OF SHARES. Shares acquired by Participants pursuant to this Plan may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the earliest to occur of a Change in Control of the Company or two years after the date of issuance of such shares. Certificates representing such shares to be issued under this Plan shall bear an appropriate restrictive legend reflecting this limitation on transfer.

    5.5 NUMBER OF AUTHORIZED SHARES. The total number of shares of common stock which may be issued pursuant to this Plan shall be 300,000.

2. This Amendment is subject to approval by the stockholders of the Company at the next annual meeting of stockholders, and shall become effective upon such approval.

PROXY

                             UNITED STATIONERS INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JANUARY 11, 1995

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints JOEL D. SPUNGIN, MELVIN L. HECKTMAN AND JEROLD A. HECKTMAN, or any of them, proxies, with full power of substitution, to vote all the shares of common stock of UNITED STATIONERS INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Northern Trust Company, Assembly Room, Sixth Floor, 50 South LaSalle Street, Chicago, Illinois on Wednesday, January 11, 1995 at 1:30 p.m., local time, and at any adjournment thereof, with all powers the undersigned would possess if present.

     THIS PROXY IS TO BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, AND IN THEIR DISCRETION THE PROXIES MAY VOTE UPON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE

/X/  Please mark
     votes as in
     this example.

1. Election of three directors to serve for a three-year term expiring in 1998.

     Nominees: E. David Coolidge III, Jerold A. Hecktman, Jack Twyman

                 FOR               WITHHELD
                 ALL               FROM ALL
               NOMINEES            NOMINEES
                 / /                 / /

     FOR ALL EXCEPT THE FOLLOWING NOMINEE(S)

     ______________________________________________________________
     Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided above.

2.   To approve an amendment to the 1981 Stock Incentive Award Plan.

                 FOR               AGAINST                ABSTAIN
                 / /                 / /                    / /

3.   To approve an amendment to the Management Incentive Plan.

                 FOR               AGAINST                ABSTAIN
                 / /                 / /                    / /

             MARK HERE              MARK HERE
            FOR ADDRESS   / /      IF YOU PLAN   / /
             CHANGE AND             TO ATTEND
            NOTE AT LEFT           THE MEETING

NOTE: Please date and sign as your name appears hereon. Joint owners should all sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Signature: ______________________________________________ Date ________________
Signature: ______________________________________________ Date ________________